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                                                                   EXHIBIT 10.25

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), entered into on February 11, 2003 and effective as of January 1, 2003 the "Effective Date"), is made by and among Liberty Group Operating, Inc., a Delaware corporation (the "Company"), Kenneth L. Serota ("Executive"), and Liberty Group Publishing, Inc., a Delaware corporation (the "Parent").

                                    RECITALS

         A. The Company is engaged in the business of acquiring and publishing community newspapers, shoppers and other publications and other related activities.

         B. The Parent has filed a Registration Statement on Form S-2 (as such Registration Statement may be amended from time to time, the "Liberty Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         C. Executive is employed by the Company pursuant to that certain Employment Agreement, dated as of November 21, 1997, as amended by that certain Amendment to Employment Agreement, dated as of August 11, 2000 (the "Amendment", and together with such Employment Agreement, the "Original Employment Agreement").

                                   AGREEMENTS

         In consideration of the foregoing recitals and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Employment.

            1.1 Term. Subject to the terms hereof, the Company agrees to continue to employ Executive as its President, Chief Executive Officer and Chairman, and Executive agrees to continue such employment, for the period beginning on the Effective Date, and ending on the third anniversary of the Effective Date, subject to extension as hereinafter provided or earlier termination pursuant to Section 3 hereof (the "Term"). After the expiration of the initial three year term, the Term shall be automatically extended or re-extended on each anniversary of the Effective Date thereafter, for successive one-year periods, subject to earlier termination pursuant to Section 3 hereof, unless the Company or Executive delivers to the other party a notice specifying such party's intent not to extend or re-extend the Term for an additional one-year period, at least one hundred and eighty (180) days prior to the end of the then current Term (including the initial three-year term of this Agreement). During the Term, Executive also shall be President, Chief Executive Officer and Chairman of the Parent and each subsidiary of the Company.

            1.2 Duties. During the Term, Executive shall perform such duties and functions as are customarily performed by the chief executive officer and chairman of a company the size and nature of the Company, including the duties and functions consistent with the positions of President, Chief Executive Officer and Chairman as are from time to time assigned to him by the Board of Directors of the Parent (the "Board").

            1.3 Place of Performance. Executive shall perform his services hereunder at the principal executive office of the Company which shall be located in Chicago's central business district or the northern suburbs of Chicago.

            1.4 Time to be Devoted to Employment. Except as otherwise specified herein and except for illness or injury and reasonable vacation periods, Executive shall devote his full business time and efforts to his duties and responsibilities hereunder. During the Term, Executive shall not, without the prior written consent of the Company, accept other employment or render or perform other services for compensation, except that Executive may serve on the board of directors, and committees thereof, of companies other than the Company and its subsidiaries, provided that such service does not materially interfere with the performance by Executive of his duties and responsibilities hereunder and provided that the Board consents to such service, which consent shall not be unreasonably withheld. In addition, Executive's expenditure of reasonable amounts of time on personal matters and charitable activities shall not be deemed a breach of this Agreement, provided the same do not materially interfere with the performance by Executive of his duties and responsibilities hereunder.

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            1.5  Vacations. Executive shall be entitled to such paid vacation time as the Company customarily provides from time to time to its similarly situated senior executives, to be taken in accordance with the then-current employment policy of the Company regarding vacation time. Executive shall also be entitled to all paid holidays given by the Company to its similarly situated employees.

         2. Compensation.

            2.1 Base Salary. As compensation for services rendered hereunder, Executive shall receive an annual salary of not less than $500,000 for the period beginning on January 1, 2003 until the end of the Term, to be paid in accordance with the Company's customary payroll practices but in no event less frequently than monthly. Subject to the foregoing, such salary shall be reviewed by the Board no less frequently than annually. Any increase in salary granted by the Board shall in no way limit or reduce any other obligation of the Company hereunder.

            2.2 Annual Bonuses. (a) In addition to the salary payable pursuant to Section 2.1, the Company shall pay to Executive an annual bonus, payable as soon as reasonably practicable after the completion of the audit for each fiscal year of the Company ("Fiscal Year") ending during the Term, but in any event within thirty (30) days after completion of such audit, which audit shall be completed within ninety (90) days of the end of each such Fiscal Year. The annual bonus shall be based on realistic performance standards agreeable to the Company and Executive, including standards based on revenue growth, EBITDA growth, completion of reasonably acceptable acquisitions and growth of acquired properties. For each Fiscal Year during the Term, such performance standards shall be approved, within thirty (30) days after the first day of such Fiscal Year, by the Compensation Committee of the Board (or a subcommittee thereof). The annual bonus payable pursuant to this Section 2.2 shall not be paid under, or be subject to, the terms of the Incentive Plan (as hereinafter defined) or any other incentive award plan of the Parent or the Company.

            (b) With respect to any Fiscal Year, the annual bonus determined to be earned for such Fiscal Year shall be deemed to have been earned on the last day of such Fiscal Year.

            2.3 Welfare and Pension Payments. Executive shall be eligible to participate in the various benefit plans maintained from time to time by the Company for its employees, including, but not limited to, group life, disability, dental and health insurance coverage, retirement, deferred compensation, profit sharing, and other plans in accordance with the terms of such plans as from time to time in effect and applicable to employees of the Company. Nothing in this Section 2.3, however, shall require the Company to maintain any benefit plans or provide any type or level of benefits to its employees, including Executive.

            2.4 Other Benefits. Executive will receive payment for all business-related organizational or association memberships, in accordance with the Company's current practices.

            2.5 Expenses. The Company shall reimburse Executive promptly for all reasonable travel and other business expenses incurred by him in connection with his duties hereunder. The Company shall also pay Executive an automobile allowance of $800 per month during the Term, payable monthly in arrears (the "Automobile Allowance"). During the Term, upon the request of Executive, the Company shall lease an automobile selected by Executive (the "Executive Vehicle") for Executive's exclusive use. Executive shall reimburse the Company for the monthly lease payment for the lease of the Executive Vehicle to the extent such monthly lease payment exceeds $800. Executive shall not be entitled to the Automobile Allowance for any month during which the Company has leased an Executive Vehicle pursuant to this Section.

            2.6 Withholding. All taxable compensation payable to Executive pursuant to this Section 2 or otherwise under this Agreement shall be subject to customary withholding taxes and such other employment taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by a corporation to an employee.

            2.7 Termination of Repurchase Rights. As of the IPO Effective Date (as defined in Section 7.12), all repurchase rights of the Company, the Parent, Green Equity Investors II, L.P. and Green Equity Investors III, L.P. related to the Additional Equity pursuant to the Original Employment Agreement shall be terminated and of no further force or effect.

            2.8 Stock Option Grant. As of the IPO Effective Date, the Parent shall grant Executive an option to purchase 200,000 shares of the Company's common stock par value $.01 per share (the "Common Stock") (such number of shares to be proportionally adjusted in the event the Common Stock is subdivided, by stock split, stock dividend or otherwise, into a greater

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number, or combined, by reverse stock split or otherwise, into a lesser number)
for an exercise price per share of Common Stock equal to the initial public offering price per share of the Common Stock in the underwritten offering contemplated by the Liberty Registration Statement (the "Executive Option") pursuant to an Incentive Award Plan of the Company in the form annexed hereto as Exhibit A (the "Incentive Plan"). The Executive Option shall be set forth in a Stock Option Agreement in the form annexed hereto as Exhibit B (the "Stock Option Agreement").

         3. Termination.

            3.1 End of Term or Earlier Death. Unless Executive's employment has terminated sooner, such employment shall terminate at the end of the Term or, if Executive dies prior thereto, on the date of Executive's death.

            3.2 Termination by the Company for Cause. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean Executive's conviction of, guilty plea concerning or confession of, fraud, theft, embezzlement or any felony. In order to terminate Executive's employment hereunder for Cause, the Company must notify Executive of such decision in writing, specifying the Cause and the Date of Termination (as hereinafter defined).

            3.3 Termination by the Company without Cause. The Company may terminate Executive's employment hereunder at any time without Cause upon notice to Executive specifying the Date of Termination.

            3.4 Termination by Executive for Good Reason. Executive shall be entitled to terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the prior written consent of Executive:

            (a) the relocation of the Company's principal executive office anywhere outside Chicago's central business district or the northern suburbs of Chicago, unless Executive agrees to such relocation, in which case, the relocation of the Company's principal executive office to an unagreed location, or Executive being required to be based anywhere other than the Company's principal executive office;

            (b) the requirement that Executive report to any officer, consultant or committee other than the Board or a formal committee thereof; it being the intent of the parties that Executive shall never be required to report to anyone other than the Board or a formal committee thereof;

            (c) a redelegation of any material duties of Executive to other officers, employees, consultants or committees;

            (d) the assignment of duties to Executive which are inconsistent with those of a chief executive officer, president or chairman of a company the size and nature of the Company;

            (e) a material breach of the Company's or Parent's obligations under this Agreement; or

            (f) a Change of Control (as hereinafter defined). For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred:

                 (i)   if at any time prior to the IPO Effective Date:

                       (A) the Company sells or otherwise disposes of all or substantially all of its assets, except for a sale or disposition to Executive or an entity controlled, directly or indirectly, by Executive; or

                       (B) Green (as hereinafter defined) no longer owns 50% or more of the voting shares of stock of Parent or Parent no longer owns, directly or indirectly, at least 95% of the voting securities of the Company, other than as a result of a public offering of the securities of Parent registered under the Securities Act or an acquisition by Executive or an entity controlled, directly or indirectly, by Executive. For purposes hereof, "Green" means Green Equity Investors II, L.P. and Green Equity Investors III, L.P.; and

                 (ii)  if at any time on or after the IPO Effective Date:

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                       (A) the acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")), other than by Leonard Green and Partners, L.P. ("LGP") or any entity controlled, directly or indirectly, by LGP, of beneficial ownership of 35% or more of the then outstanding shares of common stock of the Parent or the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors; provided, however, that any acquisition by the Parent or any Subsidiary (as defined herein), or any employee benefit plan (or related trust) of the Parent or any Subsidiary, of the then outstanding shares of common stock of the Parent or the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors as the case may be, shall not constitute a Change of Control. "Subsidiary" shall mean the Company and any other corporation or other entity, whether domestic or foreign, in which the Parent or the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise;

                       (B) individuals who constitute the Board or the Board of Directors of the Company (the "Company Board") as of the Effective Date (each "Incumbent Board") cease for any reason to constitute at least a majority of the Board or the Company Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Parent stockholders, was approved by a vote of at least a majority of the directors then comprising such Incumbent Board shall be considered as though such individual were a member of such Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as determined in the reasonable and good faith discretion of such Incumbent Board) relating to the election of the directors of the Parent (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

                       (C) approval by the stockholders of the Parent of a reorganization, merger or consolidation of the Parent, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Parent immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common stock and voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Parent or of the sale or other disposition of all or substantially all of the assets of the Parent; or

                       (D) the sale of any common stock or voting securities of the Company if, after such sale, Parent owns less than 90% of the common stock or voting securities of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis.

In order to terminate his employment hereunder for Good Reason, Executive shall give the Company written notice thereof, specifying such Good Reason and the Date of Termination, which shall be not less than ten days from the date of such notice, and the Company shall have such ten days to eliminate the basis of such Good Reason to the reasonable satisfaction of Executive.

            3.5 Termination for Disability. The Company may terminate Executive's employment for Disability. For purposes of this Agreement, "Disability" shall mean Executive's inability, due to physical or mental illness or accident or injury, to perform his duties hereunder on a full-time basis for ninety (90) or more business days within five consecutive months and thereafter Executive shall not (a) within ten days after a written notice of intention to terminate is received by Executive, have returned to the full-time performance of his duties and (b) have continued during the following two months to perform his duties full-time without absences due to physical or mental disability aggregating more than ten business days. If the Company elects to terminate Executive's employment for Disability, it shall give written notice thereof to Executive specifying the Date of Termination.

            3.6 Notice and Date of Termination. Any termination by the Company or Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.4. As used herein, the term "Date of Termination" shall mean the date specified in the Notice of Termination (which, except for termination for Cause or termination for Good Reason, shall be not less than thirty (30) days from the date such Notice of Termination is given).

         4. Payments Upon or After Termination.

            4.1 Accrued Compensation. Upon termination of Executive's employment with the Company for any reason, Executive shall be entitled to receive the compensation earned and unpaid as of the Date of Termination. The Company shall continue to provide Executive with all profit sharing, pension, life, disability, accident, health insurance, and other employee benefit and fringe benefit plans and programs through the Date of Termination in accordance with the terms and provisions of such plans and programs

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in effect at the time that Notice of Termination is given. Except as otherwise provided in this Section 4, the Executive shall not be entitled to any portion of his annual bonus which has not been earned as of the Date of Termination.

            4.2 Termination for Cause. Other than the Company's obligations under Section 4.1, if Executive's employment with the Company is terminated by the Company for Cause, the Company shall have no further obligations to Executive under this Agreement.

            4.3 Termination by Company Without Cause or Termination by Executive for Good Reason. In addition to the Company's obligations under
Section 4.1, if (a) Executive's employment is terminated by the Company without Cause or (b) Executive's employment is terminated by Executive for Good Reason in accordance with the provisions of Section 3.4, the Company shall pay Executive, within thirty (30) days of the Date of Termination, an amount equal to two (2) years' base salary (or if such termination occurs within twelve (12) months after a Change of Control, three (3) years' base salary) at the Executive's then current annual salary. In addition, the Company shall pay to Executive the portion of his annual bonus (his "Pro Rata Bonus") equal to the amount of the bonus he would have earned had he remained employed through the last day of the Fiscal Year in which such termination occurs (based on actual performance results for such Fiscal Year) multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during such Fiscal Year and the denominator of which is three hundred sixty-five (365). His Pro Rata Bonus shall be paid after the end of the Fiscal Year in which such termination occurs in the same manner as if Executive had been employed for the full Fiscal Year.

            4.4 Termination for Disability or Death. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness or accident or injury, Executive shall continue to receive his full salary at the annual rate in effect at the commencement of such period and all other benefits and all other compensation pursuant to this Agreement until his employment is terminated pursuant to Section 3.5. In addition, in the event Executive's employment is terminated as a result of Disability or death, the Company shall pay to Executive his Pro Rata Bonus, which shall be paid after the end of the Fiscal Year in which such termination occurs in the same manner as if Executive had been employed for the full Fiscal Year.

            4.5 Other Termination by Executive. If Executive shall terminate his employment hereunder for any reason other than Good Reason, other than the Company's obligations under Section 4.1, the Company shall have no further obligations to Executive under this Agreement.

            4.6 Disclaimer of Mitigation Duty. Executive shall not be required to mitigate the amount of any payment provided for or referred to in this
Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for or referred to in this Section 4 be reduced by any compensation earned by Executive as a result of other employment, by retirement benefits, by offset against any amount claimed to be owed to Company or otherwise.

            4.7 Other Benefits. In addition to all other amounts payable to Executive under this Section 4, Executive shall be entitled to receive all benefits payable to Executive under any plans or agreements relating to retirement or other benefits in accordance with the terms and provisions thereof.

            4.8 Golden Parachute Provision. In the event that in the opinion of tax counsel selected and compensated by Executive ("Executive's Tax Counsel"), a payment or benefit received or to be received by Executive following his termination (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or any person affiliated with the Company) (collectively, with the payments provided for in the foregoing provisions of this Section 4, the "Post Termination Payments") would be subject to excise tax (in whole or part) as a result of section 4999 of the Code, and
(b) as a result of such excise tax, the net amount of Post Termination Payments retained by Executive (taking into account such excise tax) would be less than the net amount of Post Termination Payments retained by Executive if the Post Termination Payments were reduced or eliminated as described in this Section 4.8, then the Post Termination Payments shall be reduced or eliminated until no portion of the Post Termination Payments is subject to excise tax, or the Post Termination Payments are reduced to zero. For purposes of this limitation (i) no portion of the Post Termination Payments the receipt or enjoyment of which Executive shall have waived in writing prior to the date of payment following termination of the Post Termination Payments shall be taken into account, (ii) no portion of the Post Termination Payments shall be taken into account which in the opinion of Executive's Tax Counsel does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the Post Termination Payments shall be reduced only to the extent necessary so that the Post Termination Payments (other than those referred to in clauses (i) and (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not subject to excise tax, in the opinion of Executive's Tax Counsel, and (iv) the value of any non-cash benefit and all

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deferred payments and benefits included in the Post Termination Payments shall be determined by the mutual agreement of the Company and Executive in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

         5. Equity.

            5.1 Issuance of Equity. On the IPO Effective Date, Parent shall issue to Executive, pursuant to the Incentive Plan and a Restricted Stock Agreement in the form annexed hereto as Exhibit C, a number of shares of Common Stock equal to the result of (x) $1,000,000 divided by (y) the median of the range of the expected initial public offering price per share of the Common Stock set forth on the first page of the last prospectus contained in the Liberty Registration Statement filed with the SEC prior to the IPO Effective Date and shall deliver to Executive a certificate representing such shares of Common Stock registered in the name of Executive.

         6. Board of Directors. (a) Subject to applicable law, the Parent agrees that at all times during the Term Executive shall be nominated for election as a member of the Board and the Board of Directors of each Subsidiary of Parent (a "Subsidiary Board"), including, but not limited to, the Company Board.

            (b) In the event that at any time, or from time to time, during the Term the Board or any Subsidiary Board establishes an executive or similar committee of the Board or a Subsidiary Board charged with executive functions or responsibilities, the Parent agrees that, subject to applicable law, the Executive will be a member of such committee.

         7. Miscellaneous.

            7.1 Successors and Assigns; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.

            (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts remain unpaid hereunder, including any amounts which would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's spouse or if Executive does not have a living spouse at such time, to Executive's estate.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the duties of Executive hereunder are personal to Executive and may not be delegated by him.

            7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois concerning contracts made and to be wholly-performed in such state, without regard to conflicts of law principles. Any suit, action or proceeding brought concerning or relating to this Agreement or the rights and obligations hereunder, whether in contract, tort, equity or otherwise, shall be brought exclusively in the state or federal courts sitting in Cook County, Illinois (regardless of whether any tribunal in any other jurisdiction also has jurisdiction over the subject matter hereof or the parties hereto). Each party hereto waives any claim or defense that such forum is not convenient or proper. Each party hereto agrees that any such Cook County, Illinois court shall have in personal jurisdiction over it, consents to service of process by notice delivered in accordance with the terms of this Agreement or in any other manner authorized by Illinois law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

            7.3 Waivers. The waiver by either party hereto of any right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            7.4 Notices. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, upon mailing by registered or certified mail, postage prepaid, return receipt requested, or upon delivery to an overnight courier as follows:

            If to Parent or the Company, to:

                 Liberty Group Publishing, Inc.
                 3000 Dundee Road
                 Suite 203
                 Northbrook, IL  60062

            If to Executive, to the address listed on the Company's records or to such other address as may be specified in a notice given by one party to the other party hereunder.

            7.5 Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

            7.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            7.7 Legal Fees and Expenses. (a) The Company shall pay, or reimburse Executive for, the legal fees and expenses of counsel to Executive in connection with the preparation, negotiation, execution and delivery of this Agreement.

            (b) In the event Parent or the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company, Parent or any other person takes any action to declare this Agreement void or unenforceable, in whole or in part, or institutes any litigation designed to deny, or to recover from, Executive any benefits intended to be provided to Executive hereunder (a "Covered Claim"), the Company shall pay, or reimburse Executive for, all costs and expenses (including reasonable attorneys' fees and court costs) incurred by the Executive in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction (collectively, "Actions"), with respect to a Covered Claim unless and until it shall be ultimately determined that neither the Company nor Parent has failed to comply with any of its obligations under this Agreement. The Company shall advance to, or reimburse, Executive within 30 days after each written request therefor any and all attorneys' and related fees and expenses incurred or to be incurred by Executive in connection with Actions with respect to Covered Claims at any time after the earlier of (i) the disposition of such Covered Claim or (ii) such time as Executive has paid $100,000 of fees and expenses in the aggregate with respect to such Covered Claim. Prior to the disposition of a Covered Claim, the Company shall advance to, or reimburse, Executive only for fees and expenses in excess of the first $100,000 of fees and expenses which is paid by Executive. Unless Executive becomes obligated to pay or reimburse the Company for costs and expenses as provided in the following sentence, upon the disposition of a Covered Claim the Company shall reimburse Executive promptly for the first $100,000 of fees and expenses paid by Executive with respect to such Covered Claim. Executive agrees that he will reimburse the Company for all attorneys' and related fees and expenses received by Executive from the Company under the provisions of this Section 7.7 and pay or reimburse the Company or Parent for all costs and expenses (including reasonable attorneys' fees and court costs) incurred by the Company or Parent in connection with Actions with respect to a Covered Claim in the event and only to the extent that it shall be ultimately determined that the Company has not failed to comply with any of its obligations under this Agreement.

            7.8 Indemnification. The Company shall indemnify and hold harmless Executive from any claim asserted against him as an employee, officer or director of the Company or any of its subsidiaries, or as director, officer or partner of any other enterprise if Executive serves or served in such capacity at the request of the Company, to the fullest extent permitted by applicable state laws. Expenses incurred by Executive in connection with any such claim shall be paid by the Company in advance upon the written request of Executive. Executive shall reimburse the Company for such expenses in the event and only to the extent that it shall be ultimately determined that Executive is not entitled under applicable state law to be indemnified for such expenses.

            7.9 Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person.

            7.10 Entire Agreement. This Agreement amends and restates the Original Employment Agreement in its entirety. This Agreement, together with the agreements executed in connection herewith, constitutes the entire agreement between the parties, and supersedes all prior oral or written understandings between the parties, relating to Executive's employment including but not limited to the Original Agreement.

            7.11 No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

            7.12 IPO Effective Date. For purposes of this Agreement, "IPO Effective Date" means the date upon which the public offering contemplated by the Liberty Registration Statement is consummated.

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


         The parties hereto have executed this Agreement on the date and year first above written.

                                           LIBERTY GROUP OPERATING, INC.


                                           By:  /s/ Kenneth L. Serota
                                              ----------------------------------
                                           Title:  President
                                                 -------------------------------

                                           LIBERTY GROUP PUBLISHING, INC.


                                           By:  /s/ Kenneth L. Serota
                                              ----------------------------------
                                           Title:  President
                                                 -------------------------------

                                           /s/ Kenneth L. Serota
                                           ---------------------------------
                                           KENNETH L. SEROTA

Accepted solely for the purpose of agreeing
to Section 2.7:
GREEN EQUITY INVESTORS II, L.P.
By:   Grand Avenue Capital Partners, L.P.,
      its General Partner

By:   Grand Avenue Capital Corporation,
      its General Partner

By:  /s/ Peter J. Nolan
   ---------------------------------------
Title:
      ------------------------------------


GREEN EQUITY INVESTORS III, L.P.
By:   GEI Capital III, LLC,
      its General Partner

By:  /s/ Peter J. Nolan
   ---------------------------------------
Title:
      ------------------------------------